                                                                  EXHIBIT 10.(a)

                        LETTERHEAD OF APPLIED MAGNETICS

                                                       May 30, 1995


VIA FACSIMILE
-------------
011\81 3 3215 6853

Mr. S. Takemoto
Board Director, General Manager
Electronic Devices Division
Hitachi Metals, Ltd.
2-1-2 Marunouchi, Chiyoda-ku
Tokyo, Japan

Re:  Extension of US$10,000,000 Letter of Credit
     (435:95\RPL:sj)

Dear Mr. Takemoto:

As you are aware, Hitachi Metals, Ltd. ("HML") has arranged for The Bank of Tokyo, Ltd. to issue an irrevocable clean transferable letter of credit ("L/C") for the benefit of Union Bank (the "Bank") in the face amount of US$10,000,000 and with a current expiry date of June 9, 1995 (the "Expiry Date"). The L/C was issued to support the obligations of Applied Magnetics Corporation ("AMC") owing to the Bank in connection with the Revolving Credit Agreement between AMC and the Bank dated February 13, 1992, as amended (the "Revolving Credit Agreement"). If the L/C is drawn on for any reason, HML is obligated to reimburse the Bank of Tokyo, Ltd. for the amounts drawn. Pursuant to that certain letter agreement dated September 25, 1992, between AMC and HML, as amended by subsequent letter agreements dated August 29, 1994 and March 24, 1995 (the "Letter Agreement"), AMC has agreed to reimburse HML for amounts owing by HML to The Bank of Tokyo, Ltd. in connection with the L/C.

AMC has requested that HML arrange for the Expiry Date to be extended to April 12, 1996, and HML has agreed, subject to the terms and conditions of this letter, to extend the Expiry Date to April 12, 1996. HML understands that the Bank will extend the due date for repayment of AMC's obligations under the Revolving Credit Agreement to March 29, 1996, as a result of such extension of the Expiry Date of the L/C; provided, however, HML does not warrant or guarantee in any way that such extension of the Revolving Credit Agreement will be granted by the Bank. It is understood and agreed by AMC that the extension of the Expiry Date of the L/C to April 12, 1996, is expressly subject to and contingent upon extension of AMC's obligations under the Revolving Credit Agreement to March 29, 1996. To induce HML to agree to extend the Expiry

Mr. S. Takemoto
Re: HML/AMC L/C
May 30, 1995
Page 2


Date of the L/C, AMC has agreed to secure its reimbursement and other obligations owing to HML under the Letter Agreement by providing HML with a security interest and lien in or with respect to certain machinery, equipment and other assets of AMC ("Collateral") as described in and in accordance with the terms and conditions of that certain Security Agreement between AMC and HML of even date herewith (the "Security Agreement").

Based on the foregoing, AMC and HML agree that on or before May 31, 1995 (the "Closing Date"), or such other date as may be agreed to between the parties:

1. AMC and HML shall each have executed and delivered to each other copies of this letter agreement and the Security Agreement;

2. HML shall have caused the maturity date of the L/C to have been extended to April 12, 1996;

3. AMC and the Bank shall have entered into such agreements or amendments to the Revolving Credit Agreement as are reasonably necessary and appropriate to extend the maturity date thereof to March 29, 1996;

4. HML shall deliver or cause to be delivered to AMC a Request for Full Reconveyance of all of HML's right, title and interest in the Deeds of Trust with Assignment of Rents ("Deeds of Trust") previously executed and delivered by AMC for the benefit of HML and covering AMC's real property holdings in Santa Barbara County, California (together with such other documents as are reasonably necessary and appropriate to reconvey and transfer all of HML's interest in such real property, all in recordable form and accompanied by such other documents, instruments and the like as are reasonably required by Chicago Title Company to effect such reconveyance; provided, however, that AMC shall be responsible for (a) making all
    ------------------
    appropriate arrangements with Chicago Title for the release of the Deeds of Trust and (b) paying all recording fees and reconveyance costs charged by Chicago Title or others in connection with the release of the Deeds of Trust);

Mr. S. Takemoto
Re: HML/AMC L/C
May 30, 1995
Page 3


5. AMC shall furnish to HML UCC-1 Financing Statements and such other documents, instruments and the like as are reasonably necessary to perfect a first priority security interest in favor of HML in the Collateral;

6. Prior to the Closing Date AMC shall execute and deliver to HML or HML's counsel UCC-1 Financing Statements covering the Collateral for filing with the Secretary of State of California prior to closing. If for any reason the Expiry Date of the L/C is not extended as contemplated by this letter agreement, HML unconditionally and irrevocably covenants and agrees that it will promptly, but in any event, within five (5) days following receipt of written notice from AMC, deliver or cause to be delivered to AMC properly executed UCC-2 Termination Statements terminating and releasing HML's security interest and lien in the Collateral; and

7. AMC and HML shall each provide the other with such other documents, agreements, and certificates, in form and substance reasonably satisfactory to each party and their respective counsel, as are reasonably necessary and appropriate to consummate the transactions contemplated herein and to evidence the compliance with their agreements and covenants set forth herein.

Notwithstanding anything to the contrary herein, the full satisfaction of AMC's obligations set forth in paragraph 1,3,5, 6 and 7 above are conditions precedent to HML's obligation to extend the Expiry Date of the L/C to April 12, 1996.

HML shall have no obligation to extend the Expiry Date beyond April 12, 1996, unless and until HML and AMC shall have entered into a binding written agreement to do so, upon terms and conditions which are satisfactory to HML in its sole discretion (and AMC acknowledges that HML has no obligation to enter into any such agreement).

Mr. S. Takemoto
Re: HML/AMC L/C
May 30, 1995
Page 4

Kindly confirm HML's agreement with the foregoing by signing (where noted below) and returning to me this letter agreement.

                                       Very truly yours,

                                       APPLIED MAGNETICS CORPORATION

                                       /s/ Craig D. Crisman

                                       Craig D. Crisman
                                       President and Chief Executive Officer


ACCEPTED AND AGREED TO BY:

HITACHI METALS, LTD.


By /s/ S. Takamoto
   ________________________________
     S. Takamoto
     Board Director, General Manager
     Electronic Devices Division